Exhibit 1.01
MOOG INC.
Conflict Minerals Report
For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report of Moog Inc. (“Moog”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period referenced above.
In August 2012, the Securities and Exchange Commission ("SEC") adopted the Rule 13p-1 pursuant to the mandate of Section 1502 of the Wall Street Reform and Consumer Protection Act. This rule requires all U.S. publicly traded companies that manufacture, or contract to manufacture, products to annually disclose whether columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives of tantalum, tin and tungsten (“conflict minerals”) are necessary to the functionality or production of these products and whether the conflict minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (the “covered countries”). These products, which may include conflict minerals, are referred to in this report collectively as the "covered products" and listed below under the heading "Covered Products." As a result, Moog designed due diligence procedures in order to gather and report this required information.
This Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a temporary accommodation for the first two reporting periods following November 13, 2012 and extended for the 2015 reporting period based on the U.S. Court of Appeals for the D.C. Circuit ruling dated August,18, 2015.
Executive Summary

Moog performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Moog with materials or components containing 3TGs necessary to the manufacturing of Moog’s products. Moog’s suppliers identified 301 valid smelters and refineries (“smelters”). Of these 301 smelters, Moog identified 37 as sourcing (or there was a reason to believe they may be sourcing) from the DRC or adjoining countries (collectively called the ‘Covered Countries’). Moog’s due diligence review indicated that 36 of these smelters have been audited and recognized as conflict free by the Conflict Free Smelter Program (“CFSP”). The remaining 1 smelter sourcing from the Covered Countries were subject to Moog’s risk mitigation process according to the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (OECD Due Diligence Guidance) and did not require removal from Moog’s supply chain.

Based on these results, Moog is DRC Conflict Undeterminable for the 2015 reporting period.

Company Management Systems

Moog established management systems according to Step 1 of the OECD Due Diligence Guidance. Moog’s systems included:
Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.

•	Implemented a conflict minerals policy.

•	Policy made publicly available.

•	Policy communicated directly to suppliers as part of RCOI process.
Step 1B - Structure internal management to support supply chain due diligence.

•	Maintained an internal cross functional team to support supply chain due diligence.

•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence.

•	Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.
Step 1C - Establish a system of transparency, information collection and control over the supply chain.

•
Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

Step 1D - Strengthen company engagement with suppliers.

•	Directly engaged suppliers during RCOI process.

•	Reviewed supplier responses as part of RCOI process.

•	Added conflict minerals compliance to new supplier contracts and Moog’s supplier code of conduct.

•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.
Step 1E - Establish a company and/or mine level grievance mechanism.

•	Recognized the CFSP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.

•	Moog’s ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Moog’s conflict minerals policy.

Reasonable Country of Origin Inquiry (RCOI)
Moog designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Moog’s RCOI process involved two stages:

Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI
Moog designed its supplier RCOI process to identify, to the best of Moog’s efforts, the smelters in Moog’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Moog’s supplier RCOI process for the 2015 reporting period included the following:

•	Developing a list of suppliers providing 3TG containing components to Moog.

•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.

•	Reviewing supplier responses for accuracy and completeness.

•	Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.

•	Reviewing the final smelter list (and compared it to industry peers) to determine if Moog identified reasonably all of the smelters in their supply chain.

For the 2015 reporting period, Moog’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”). The design of Claigan’s process was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Moog’s suppliers identified 301 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI
Due to the overlap between supplier RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence
Moog’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Moog’s smelter RCOI and due diligence process were designed to:

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).

•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Moog’s smelter RCOI and Due Diligence Process included the following:

•	For each smelter identified in Moog’s supply chain

•	Direct engagement of the smelter to obtain whether or not the smelter sources from the DRC or surrounding countries.

•
For smelters that declared directly or through their relevant industry association that they did not source from the DRC or surrounding countries, and were not recognized as conflict free by the CFSP, Moog reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:

•	Public internet search (Google) of the facility in combination with each of the covered countries

•	Review of specific NGO publications. NGO publications reviewed included:

•	Enough Project

•	Global Witness

•	Southern Africa Resource Watch

•	Radio Okapi

•	The most recent UN Group of Experts report on the DRC.

•
For smelters that did not respond to direct engagement, Moog reviewed publicly available sources to determine if there was ‘any reason to believe’ that the smelter may have sourced from the Covered Countries during the reporting period.

•	Moog reviewed the same sources as those used to compare against smelter sourcing declarations.

•
For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Moog requires the smelter be audited and recognized as conflict free by the CFSP.

•
For high risk smelters that have not been audited and recognized as conflict free by the CFSP, Moog communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2015 reporting period, Moog’s smelter RCOI and Due Diligence process was executed by Claigan Environmental Inc. (Claigan). Claigan was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Moog’s suppliers identified 301 smelters. Moog identified 37 smelters that source, or there is a reason to believe they source, from the Covered Countries.

Moog determined that 36 of these 37 smelters have been audited and recognized as conflict free by the CFSP. Moog conducted risk mitigation on the remaining 1 smelter.

Risk Mitigation
Moog conducted risk mitigation on 1 smelter that was not recognized as conflict free by the CFSP and was sourcing from the DRC or surrounding countries. Moog’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to the Vice President of Operations in accordance with Step 3A of the OECD Due Diligence Guidance. Moog’s risk mitigation process included the following:

•	Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

•	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Moog’s supply chain in the 2015 reporting period.

•	Direct engagement with each high risk smelter to verify risk and to encourage the smelter to become conflict free.

Moog did not require the removal of smelters subject to Moog’s risk mitigation process if there was no reason to believe they were directly or indirectly financing or benefiting armed groups in the DRC or adjoining countries. These smelters are scheduled to be re-visited in the 2016 reporting period. This process is consistent with Step 3B of the OECD Due Diligence Guidance and helps prevent unnecessary boycotts of the DRC or adjoining countries.

Risk mitigation was required for 1 smelter verified by suppliers likely to be in Moog’s supply chain.

Tin Smelter - Rwanda

•	Smelter provided a very detailed due diligence report for 2014.

•	Recognized by the CFSP as ‘active’ (undergoing an independent audit to an industry recognized protocol).

•	Removal of the smelter was not recommended by the CFSP as long as the smelter is recognized as active.

•
No reason to believe, from publicly available sources and provided due diligence report, that the tin smelter directly or indirectly financed or benefited armed groups in the DRC or adjoining countries.

•	Does not require removal from supply chain. Scheduled for follow up in 2016 reporting period.

Improvement Plan
Moog is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Moog’s products could directly or indirectly benefit or finance armed groups in the covered countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.

b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.

c.	Engaging smelters sourcing from the covered countries to become audited and certified to a protocol recognized by the CFSP.

d.	Follow up in 2016 on smelters requiring risk mitigation, but not removal from Moog’s supply chain.

Smelters and Refineries
Below are the smelters reported to Moog as likely in Moog’s supply chain in the 2015 reporting period.

Metal        Smelter Name
Gold        Advanced Chemical Company
Gold        Aida Chemical Industries Co., Ltd.
Gold        Aktyubinsk Copper Company TOO
Gold        Allgemeine Gold-und Silberscheideanstalt A.G.
Gold        Almalyk Mining and Metallurgical Complex (AMMC)
Gold        AngloGold Ashanti Córrego do Sítio Mineração
Gold        Argor-Heraeus SA
Gold        Asahi Pretec Corporation
Gold        Asahi Refining Canada Limited
Gold        Asahi Refining USA Inc.
Gold        Asaka Riken Co., Ltd.
Gold        Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold        AURA-II
Gold        Aurubis AG
Gold        Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold        Bauer Walser AG
Gold        Boliden AB
Gold        C. Hafner GmbH + Co. KG
Gold        Caridad
Gold        CCR Refinery - Glencore Canada Corporation
Gold        Cendres + Métaux SA
Gold        Chimet S.p.A.
Gold        Chugai Mining
Gold        Daejin Indus Co., Ltd.
Gold        Daye Non-Ferrous Metals Mining Ltd.
Gold        DODUCO GmbH
Gold        Dowa
Gold        DSC (Do Sung Corporation)
Gold        Eco-System Recycling Co., Ltd.
Gold        Elemetal Refining, LLC
Gold        Faggi Enrico S.p.A.
Gold        Gansu Seemine Material Hi-Tech Co., Ltd.
Gold        Geib Refining Corporation

Gold        Guangdong Jinding Gold Limited
Gold        Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold        Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold        Heimerle + Meule GmbH
Gold        Henan Yuguang Gold & Lead Co., Ltd.
Gold        Heraeus Ltd. Hong Kong
Gold        Heraeus Precious Metals GmbH & Co. KG
Gold        Hunan Chenzhou Mining Co., Ltd.
Gold        Hwasung CJ Co., Ltd.
Gold        Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold        Ishifuku Metal Industry Co., Ltd.
Gold        Istanbul Gold Refinery
Gold        Japan Mint
Gold        Jiangxi Copper Company Limited
Gold        JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold        JSC Uralelectromed
Gold        JX Nippon Mining & Metals Co., Ltd.
Gold        Kazakhmys Smelting LLC
Gold        Kazzinc
Gold        Kennecott Utah Copper LLC
Gold        KGHM Polska Miedz Spólka Akcyjna
Gold        Kojima Chemicals Co., Ltd.
Gold        Korea Metal Co., Ltd.
Gold        Kyrgyzaltyn JSC
Gold        L' azurde Company For Jewelry
Gold        Lingbao Gold Company Limited
Gold        Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold        LS-NIKKO Copper Inc.
Gold        Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold        Materion
Gold        Matsuda Sangyo Co., Ltd.
Gold        METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold        Metalor Technologies (Hong Kong) Ltd.
Gold        Metalor Technologies (Singapore) Pte., Ltd.
Gold        Metalor Technologies (Suzhou) Ltd.
Gold        Metalor Technologies SA
Gold        Metalor USA Refining Corporation
Gold        Mitsubishi Materials Corporation
Gold        Mitsui Mining and Smelting Co., Ltd.
Gold        MMTC-PAMP India Pvt., Ltd.
Gold        Morris and Watson
Gold        Moscow Special Alloys Processing Plant
Gold        Nadir Metal Rafineri San. Ve Tic. A.S.
Gold        Navoi Mining and Metallurgical Combinat
Gold        Nihon Material Co., Ltd.
Gold        Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold        Ohura Precious Metal Industry Co., Ltd.

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold        OJSC Kolyma Refinery
Gold        OJSC Novosibirsk Refinery
Gold        PAMP SA
Gold        Penglai Penggang Gold Industry Co., Ltd.
Gold        Prioksky Plant of Non-Ferrous Metals
Gold        PT Aneka Tambang (Persero) Tbk
Gold        PX Précinox SA
Gold        Rand Refinery (Pty) Ltd.
Gold        Republic Metals Corporation
Gold        Royal Canadian Mint
Gold        Sabin Metal Corp.

Gold        Samduck Precious Metals
Gold        SAMWON Metals Corp.
Gold        SAXONIA Edelmetalle GmbH
Gold        Schone Edelmetaal B.V.
Gold        SEMPSA Joyería Platería SA
Gold        Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold        Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold        Shandong Humon Smelting, Co., Ltd.
Gold        Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold        Sichuan Tianze Precious Metals Co., Ltd.
Gold        Singway Technology Co., Ltd.
Gold        So Accurate Group, Inc.
Gold        SOE Shyolkovsky Factory of Secondary Precious Metals
Gold        Solar Applied Materials Technology Corp.
Gold        Sumitomo Metal Mining Co., Ltd.
Gold        Super Dragon Technology Co., Ltd.
Gold        T.C.A S.p.A
Gold        Tanaka Kikinzoku Kogyo K.K.
Gold        The Great Wall Precious Metals Co., Ltd. of CBPM
Gold        The Refinery of Shandong Gold Mining Co., Ltd.
Gold        Tokuriki Honten Co., Ltd.
Gold        Tongling Nonferrous Metals Group Co., Ltd.
Gold        Torecom
Gold        Umicore Brasil Ltda.
Gold        Umicore Precious Metals Thailand
Gold        Umicore SA Business Unit Precious Metals Refining
Gold        United Precious Metal Refining, Inc.
Gold        Valcambi SA
Gold        Western Australian Mint trading as The Perth Mint
Gold        Yamamoto Precious Metal Co., Ltd.
Gold        Yokohama Metal Co., Ltd.
Gold        Yunnan Copper Industry Co., Ltd.
Gold        Zhongkuang Gold Industry Co., Ltd.
Gold        Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold        Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum    Changsha South Tantalum Niobium Co., Ltd.
Tantalum    Conghua Tantalum and Niobium Smeltry
Tantalum    D Block Metals, LLC
Tantalum    Duoluoshan
Tantalum    Exotech Inc.
Tantalum    F&X Electro-Materials Ltd.
Tantalum    FIR Metals & Resource Ltd.
Tantalum    Global Advanced Metals Aizu
Tantalum    Global Advanced Metals Boyertown
Tantalum    Guangdong Zhiyuan New Material Co., Ltd.
Tantalum    Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum    H.C. Starck Co., Ltd.
Tantalum    H.C. Starck GmbH Goslar
Tantalum    H.C. Starck GmbH Laufenburg
Tantalum    H.C. Starck Hermsdorf GmbH
Tantalum    H.C. Starck Inc.
Tantalum    H.C. Starck Ltd.
Tantalum    H.C. Starck Smelting GmbH & Co.KG
Tantalum    Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum    Hi-Temp Specialty Metals, Inc.
Tantalum    Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum    JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum    Jiujiang Tanbre Co., Ltd.
Tantalum    Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

Tantalum    KEMET Blue Metals
Tantalum    KEMET Blue Powder
Tantalum    King-Tan Tantalum Industry Ltd.
Tantalum    LSM Brasil S.A.
Tantalum    Metallurgical Products India Pvt., Ltd.
Tantalum    Mineração Taboca S.A.
Tantalum    Mitsui Mining & Smelting
Tantalum    Molycorp Silmet A.S.
Tantalum    Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum    Plansee SE Liezen
Tantalum    Plansee SE Reutte
Tantalum    QuantumClean
Tantalum    Resind Indústria e Comércio Ltda.
Tantalum    RFH Tantalum Smeltry Co., Ltd.
Tantalum    Solikamsk Magnesium Works OAO
Tantalum    Taki Chemicals
Tantalum    Telex Metals
Tantalum    Tranzact, Inc.
Tantalum    Ulba Metallurgical Plant JSC
Tantalum    XinXing HaoRong Electronic Material Co., Ltd.
Tantalum    Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum    Zhuzhou Cemented Carbide
Tin        Alpha
Tin        An Vinh Joint Stock Mineral Processing Company
Tin        Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin        China Tin Group Co., Ltd.
Tin        CNMC (Guangxi) PGMA Co., Ltd.
Tin        Cooperativa Metalurgica de Rondônia Ltda.
Tin        CV Ayi Jaya
Tin        CV Gita Pesona
Tin        CV Serumpun Sebalai
Tin        CV United Smelting
Tin        CV Venus Inti Perkasa
Tin        Dowa
Tin        Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin        Elmet S.L.U. (Metallo Group)
Tin        EM Vinto
Tin        Estanho de Rondônia S.A.
Tin        Feinhütte Halsbrücke GmbH
Tin        Fenix Metals
Tin        Gejiu Jinye Mineral Co., Ltd.
Tin        Gejiu Kai Meng Industry and Trade LLC
Tin        Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin        Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin        Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin        Huichang Jinshunda Tin Co., Ltd.
Tin        Jiangxi Ketai Advanced Material Co., Ltd.
Tin        Linwu Xianggui Ore Smelting Co., Ltd.
Tin        Magnu's Minerais Metais e Ligas Ltda.
Tin        Malaysia Smelting Corporation (MSC)
Tin        Melt Metais e Ligas S/A
Tin        Metallic Resources, Inc.
Tin        Metallo-Chimique N.V.
Tin        Mineração Taboca S.A.
Tin        Minsur
Tin        Mitsubishi Materials Corporation
Tin        Nankang Nanshan Tin Manufactory Co., Ltd.
Tin        Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin        O.M. Manufacturing (Thailand) Co., Ltd.

Tin        O.M. Manufacturing Philippines, Inc.
Tin        Operaciones Metalurgical S.A.
Tin        Phoenix Metal Ltd.
Tin        PT Alam Lestari Kencana
Tin        PT Aries Kencana Sejahtera
Tin        PT Artha Cipta Langgeng
Tin        PT ATD Makmur Mandiri Jaya
Tin        PT Babel Inti Perkasa
Tin        PT Bangka Kudai Tin
Tin        PT Bangka Prima Tin
Tin        PT Bangka Timah Utama Sejahtera
Tin        PT Bangka Tin Industry
Tin        PT Belitung Industri Sejahtera
Tin        PT BilliTin Makmur Lestari
Tin        PT Bukit Timah
Tin        PT Cipta Persada Mulia
Tin        PT DS Jaya Abadi
Tin        PT Eunindo Usaha Mandiri
Tin        PT Fang Di MulTindo
Tin        PT Inti Stania Prima
Tin        PT Justindo
Tin        PT Karimun Mining
Tin        PT Mitra Stania Prima
Tin        PT Panca Mega Persada
Tin        PT Pelat Timah Nusantara Tbk
Tin        PT Prima Timah Utama
Tin        PT Refined Bangka Tin
Tin        PT Sariwiguna Binasentosa
Tin        PT Stanindo Inti Perkasa
Tin        PT Sumber Jaya Indah
Tin        PT Timah (Persero) Tbk Kundur
Tin        PT Timah (Persero) Tbk Mentok
Tin        PT Tinindo Inter Nusa
Tin        PT Tirus Putra Mandiri
Tin        PT Wahana Perkit Jaya
Tin        Resind Indústria e Comércio Ltda.
Tin        Rui Da Hung
Tin        Soft Metais Ltda.
Tin        Super Ligas
Tin        Thaisarco
Tin        Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin        VQB Mineral and Trading Group JSC
Tin        White Solder Metalurgia e Mineração Ltda.
Tin        Xianghualing Tin Industry Co., Ltd.
Tin        Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin        Yunnan Tin Group (Holding) Company Limited
Tungsten    A.L.M.T. TUNGSTEN Corp.
Tungsten    Asia Tungsten Products Vietnam Ltd.
Tungsten    Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten    Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten    Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten    Dayu Weiliang Tungsten Co., Ltd.
Tungsten    Fujian Jinxin Tungsten Co., Ltd.
Tungsten    Ganxian Shirui New Material Co., Ltd.
Tungsten    Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten    Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten    Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten    Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten    Ganzhou Seadragon W & Mo Co., Ltd.

Tungsten    Ganzhou Yatai Tungsten Co., Ltd.
Tungsten    Global Tungsten & Powders Corp.
Tungsten    Guangdong Xianglu Tungsten Co., Ltd.
Tungsten    H.C. Starck GmbH
Tungsten    H.C. Starck Smelting GmbH & Co.KG
Tungsten    Hunan Chenzhou Mining Co., Ltd.
Tungsten    Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten    Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten    Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten    Hydrometallurg, JSC
Tungsten    Japan New Metals Co., Ltd.
Tungsten    Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten    Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten    Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten    Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten    Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten    Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten    Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten    Kennametal Fallon
Tungsten    Kennametal Huntsville
Tungsten    Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd
Tungsten    Malipo Haiyu Tungsten Co., Ltd.
Tungsten    Niagara Refining LLC
Tungsten    Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten    Pobedit, JSC
Tungsten    Sanher Tungsten Vietnam Co., Ltd.
Tungsten    Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten    Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten    Wolfram Bergbau und Hütten AG
Tungsten    Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten    Xiamen Tungsten Co., Ltd.
Tungsten    Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Thirty-seven of the smelters above declared to be sourcing or there was reason to believe are sourcing from the covered countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the covered countries and there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified covered countries are The Democratic Republic of the Congo, Rwanda, Burundi, and Tanzania.

Product Descriptions

For the reporting period of this Conflict Minerals Report, our manufactured products by segment are as follows:

Aircraft Controls

•	Aircraft Actuation Systems

•	Flight Control Actuation

•	Engine Control Actuation

•	Weapons Bay Door Drive

•	Utility Actuation

•	Permanent Magnet Alternators

•	Asset Tracking Devices

•	Aircraft Flight Controllers and Software

•	Aircraft Engine Controls Valves

•	Fighter G-Seats

•	Helicopter G-Seats

•	GPS / IMU Systems

•	Northfinder Compass

•	Vertical Gyro Systems

•	Tactical Air Navigation (TACAN)

•	Distance Measuring Equipment (DME)

•	Direction Finding (DF)

•	Doppler VHF Omni-Directional Range (DVOR)

•	Non-Directional Beacon (NDB)

•	Aerospace/Military Resolvers

•	Aerospace Servovalves

•	Safe and Arm Devices

Space and Defense Controls

•	Gun Aiming Actuation and Controls

•	Vibration Control Actuation

•	Military Ground Vehicle Actuation

•	Military Ground Vehicle Electronics

•	Missiles Actuation

•	Avionics Instruments

•	Spacecraft Mechanical Actuators

•	Test Controllers and Software

•	Space Platform Electronics

•	Launch Vehicles Propulsion Controls

•	Propulsion Controls for Spacecraft

•	Propulsion Controls for Tactical Missiles

•	Radar System Actuation

•	ESPA: EELV Secondary Payload Adapter

•	Softride Vibration Isolation Devices

•	Commercial Surveillance Systems

•	Industrial Surveillance Systems

•	Military Surveillance Systems

•	Synchros

•	Apogee/Upper Stage Thrusters

•	Monopropellant Thrusters

•	Bipropellant Thrusters

•	Active Vibration Control Systems

•	Tuned Dampers and Absorbers

•	Vibration Isolators

•	Hexapods

Industrial Systems

•	Industrial Actuation Systems

•	Electric Linear Servoactuation Packages

•	Electro Servo Actuators

•	Hydraulic Servo Actuators

•	2-way Cartridge Valves

•	2 and 3-way Servo Cartridge Valves

•	2-way Proportional Cartridge Valves

•	Industrial Controllers and Software

•	Hydraulic Manifolds

•	Servovalves and Servo-Proportional Valves

•	Ball Screws and Planetary Roller Screws

•	Programmable Single-Axis Servo Drive

•	Wind Turbine Controls and Actuation

•	Electric Simulation Table

•	Hydraulic Simulation Table

•	Multi-Axis Test Systems

•	Simodont Dental Trainer

•	Radial Piston Pumps

•	Haptic Rehabilitation Unit

•	Electric Linear Control Load Actuators

•	Electric Rotary Control Loader Actuators

Components

•	Fiber Optic Rotary Joints

•	Fiber Optic Modems

•	Fluid Rotary Union - Model 70

•	Brush Motors

•	Brushless Motors

•	Linear Motors

•	Multiplexer Electronics

•	Slip Rings

•	Blade Sensing Systems

•	Custom Circuit Boards

•	Rigid and Flexible Circuit Boards

•	Digital Resolver

•	Rotary Variable Differential Transformers (RVDT)

•	Brushless Resolvers

•	Aerospace Solenoids

•	Industrial and Medical Solenoids

•	Blowers

•	Linear Actuators

Medical Devices

•	Infusion Pumps

•	Post-Operative Pain Management Pumps

•	Enteral Feeding Pumps

•	Pump Administration Sets

•	Surgical Handpieces

•	Ultrasonic Air Bubble Detectors

•	Ultrasonic Level Sensors

•	Occlusion Sensors

•	Optical Blood Leak Detectors